Exhibit 3.1

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
OF
SYNALLOY CORPORATION

Synalloy Corporation, a company organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.The name of the Corporation is Synalloy Corporation.

2.The Certificate of Incorporation of Synalloy Corporation. is amended by deleting Paragraph 1 thereof and substituting the following in its place:

“The name of the company is Ascent Industries Co. (the “Corporation”).”

3.This Certificate of Amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

4.All other provisions of the Corporation’s Certificate of Incorporation shall remain in full force and effect.

5.This amendment shall become effective on August 10, 2022.

In Witness Whereof, Synalloy Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by the authorized officer this 5th day of August 2022.

SYNALLOY CORPORATION

By: /s/ Aaron M. Tam
Name: Aaron Tam
Title: Chief Financial Officer